UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

CITIZENS, INC.
 (Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Anderson Lane Austin, Texas	78752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-7100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 1, 2010, Citizens Inc. (“Citizens”) held its annual meeting of shareholders. At the meeting, Citizens’ Class A shareholders elected all of the Class A director nominees and its sole Class B shareholder, the Harold E. Riley Trust, through its Trustee, Harold E. Riley, elected all of the Class B director nominees. There were no other persons nominated to serve on Citizens’ Board. The Class A Directors elected to serve on Citizens’ Board were: Dr. E. Dean Gage; Steven F. Shelton; Timothy T. Timmerman; and Dr. Robert B. Sloan, Jr. The Class B Directors elected to serve on Citizens’ Board were: Harold E. Riley; Rick D. Riley; Dottie S. Riley; Dr. Richard C. Scott; and Grant G. Teaff. A copy of the final certified vote tabulation is included as Exhibit 99.8 to this Current Report on Form 8-K and incorporated herein by reference.
Citizens’ shareholders also ratified the appointment of Ernst & Young LLP as its independent registered public accounting firm for 2010.
The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 2.02 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d)  Exhibits:
99.8  Final Certified Vote Tabulation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC
By:	/s/ Rick D. Riley
Rick D. Riley, Vice Chairman and President

Date: June 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.8	Final Certified Vote Tabulation

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